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                                                                     EXHIBIT 4.2

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                          HOME INTERIORS & GIFTS, INC.




                                  $200,000,000

              10 1/8% Series A Senior Subordinated Notes due 2008




                               Purchase Agreement

                                  May 28, 1998






                            BEAR, STEARNS & CO. INC.
                              CHASE SECURITIES INC.
                        MORGAN STANLEY & CO. INCORPORATED
                      NATIONSBANC MONTGOMERY SECURITIES LLC






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                          HOME INTERIORS & GIFTS, INC.

                                  $200,000,000
                   10 1/8% Senior Subordinated Notes due 2008

                               PURCHASE AGREEMENT

                                                                   May 28, 1998
                                                             New York, New York

BEAR, STEARNS & CO. INC.
CHASE SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
NATIONSBANC MONTGOMERY
    SECURITIES LLC
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

Ladies & Gentlemen:

         Home Interiors & Gifts, Inc., a Texas corporation (the "Company"), proposes to issue and sell to Bear, Stearns & Co. Inc., Chase Securities Inc., Morgan Stanley & Co. Incorporated and NationsBanc Montgomery Securities LLC (collectively, the "Initial Purchasers") $200,000,000 aggregate principal amount of 10 1/8% Series A Senior Subordinated Notes due 2008 (the "Series A Notes"), subject to the terms and conditions set forth herein. The Series A Notes will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined below), among the Company, the Guarantors (as defined below) and United States Trust Company of New York, as trustee (the "Trustee"). The Notes will be fully and unconditionally guaranteed (the "Guarantees"), upon the terms and subject to the conditions of the Indenture, as to payment of principal, interest, liquidated damages and premium, if any, jointly and severally, by each of the Company's subsidiaries listed on Exhibit A hereto (collectively, the "Guarantors"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.

         1. Issuance of Securities. The Company proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the Initial Purchasers an aggregate of $200,000,000 principal amount of Series A Notes. The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes."

         Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "Act"), the Series A

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Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

         THIS SECURITY (ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO (A) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT OR (5) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

         2. Offering. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Act. The Company has prepared a preliminary offering memorandum, dated May 11, 1998 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated May 28, 1998 (the "Offering Memorandum"), relating to the Company, the Guarantors and the Series A Notes.

         The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "Exempt Resales") of the Series A Notes on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs"). The QIBs are sometimes referred to herein as the "Eligible Purchasers." The Initial Purchasers will offer the Series A Notes to such Eligible Purchasers initially at a price equal to


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100% of the principal amount thereof. Such price may be changed at any time without notice.

         Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement relating thereto (the "Registration Rights Agreement"), to be dated the Closing Date, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (a) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the 101/8% Series B Senior Subordinated Notes due 2008 (the "Series B Notes") to be offered in exchange for the Series A Notes (the "Exchange Offer") and (b) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series A Notes, and to use their reasonable best efforts to cause such Registration Statements to be declared effective and to consummate the Exchange Offer. This Agreement, the Notes, the Indenture, the Registration Rights Agreement, the Merger Agreement and the Senior Credit Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

         3. Purchase, Sale and Delivery. (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree to purchase from the Company, $200,000,000 aggregate principal amount of Series A Notes. The purchase price for the Series A Notes will be $970.00 per $1,000 principal amount of Series A Notes.

                  (b) Delivery of the Series A Notes shall be made, against payment of the purchase price therefor, at the offices of Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201, or such other location as may be mutually acceptable to the Initial Purchasers and the Company. Such delivery and payment shall be made at 10:00 a.m. New York City time, on June 4, 1998 or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and payment are herein called the "Closing Date."

                  (c) One or more Series A Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate amount corresponding to the aggregate amount of the Series A Notes sold pursuant to Exempt Resales to the Eligible Purchasers (the "Global Notes") shall be delivered by the Company to Bear, Stearns & Co. Inc. for the account of the Initial Purchasers (or as Bear, Stearns & Co. Inc. directs), against payment by the Initial Purchasers of the purchase price therefor, by wire transfer in same-day funds, to an account designated by the Company, provided that the Company shall give at least two business days' prior written notice to the Initial Purchasers of the information required to effect such wire transfer. The Global Notes shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

         4. Agreements of the Company and the Guarantors. The Company and the

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Guarantors, jointly and severally, covenant and agree with the Initial
Purchasers as follows:

                  (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company and the Guarantors shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Company and the Guarantors shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish the Initial Purchasers and counsel to the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Company and the Guarantors consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

                  (c) Prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period of review, which shall not in any case be longer than five business days after receipt of such copy. The Company and the Guarantors shall promptly prepare, upon the Initial Purchasers' request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

                  (d) If, after the date hereof and prior to consummation of any Exempt Resale, any event shall occur as a result of which, in the judgment of the Company and the Guarantors or in the reasonable opinion of counsel for the Company and the Guarantors or counsel for the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary or advisable to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum to comply with applicable law, (i) to notify the Initial Purchasers and (ii) forthwith to prepare, at its own expense, an appropriate amendment or supplement to such Preliminary Offering Memorandum or Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the


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                                                                          Page 5

circumstances when it is so delivered, be misleading, or so that such Preliminary Offering Memorandum or Offering Memorandum will comply with applicable law.

                  (e) To cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Series A Notes under the securities or Blue Sky laws of such jurisdictions of the United States as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however, that neither the Company nor any Guarantor shall be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified as a foreign corporation or to take any action that would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction where it is not now so subject.

                  (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to the performance of the obligations of the Company and the Guarantors hereunder, including in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto and delivery of all other agreements, memoranda, correspondence and all other documents prepared and delivered in connection herewith and with the Exempt Resales, (ii) the issuance, transfer and delivery by the Company of the Notes to the Initial Purchasers, (iii) the qualification or registration of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, Blue Sky filing fees, the cost of printing and mailing a Blue Sky Memorandum and the reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto in an amount up to $5,000.00), (iv) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (v) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (vi) the fees, disbursements and expenses of the Company's and the Guarantors' counsel and accountants, (vii) all expenses and listing fees in connection with the application for quotation of the Notes in the National Association of Securities Dealers, Inc. (the "NASD") Private Offering, Resales and Trading through Automated Linkages ("PORTAL") market, (viii) all fees and expenses (including fees and expenses of counsel) of the Company and the Guarantors in connection with the approval of the Notes by DTC for "book-entry" transfer, (ix) rating the Notes by rating agencies, (x) the reasonable fees and expenses of the Trustee and its counsel, (xi) the performance by the Company and the Guarantors of their other obligations under this Agreement and the other Operative Documents and (xii) "roadshow" travel and other expenses incurred by or on behalf of the Company in connection with the marketing and sale of the Notes; provided, however, that except as provided in this Section 4(f), the Initial Purchasers shall pay their own costs and expenses (including the costs and expenses of their legal counsel).


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                  (g) To use the proceeds from the sale of the Series A Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

                  (h) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Notes.

                  (i) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Series A Notes.

                  (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the QIBs of the Series A Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

                  (k) For so long as any of the Notes remain outstanding and during any period in which neither the Company nor any Guarantor is subject to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder or beneficial owner of Series A Notes, upon request therefor, in connection with any sale thereof and any prospective purchaser of such Notes from such holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

                  (l) To use its reasonable best efforts to cause the Exchange Offer to be made in the appropriate form to permit registered Series B Notes to be offered in exchange for the Series A Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

                  (m) To comply with all of its agreements set forth in the Registration Rights Agreement and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

                  (n) To use its reasonable best efforts to effect the inclusion of the Notes in PORTAL and to obtain approval of the Series A Notes by DTC for "book-entry" transfer.

                  (o) During a period of three years following the Closing Date, to deliver without charge to the Initial Purchasers, as they may reasonably request, promptly upon their becoming available, copies of (i) all reports or other publicly available information that the Company or any Guarantor shall mail or otherwise make available to holders of its security holders and (ii) all reports, financial statements and proxy or information statements filed by the Company or any Guarantor with the Commission or any national securities exchange and such other publicly available information concerning the Company or any Guarantor, including without limitation, press releases.

                  (p) Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as

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                                                                          Page 7

they have been prepared in the ordinary course by the Company or any Guarantor, as the case may be, copies of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

                  (q) Not to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any Guarantor to facilitate the sale or resale of the Notes. Except as permitted by the Act, neither the Company nor any Guarantor will distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum or (iii) other offering material in connection with the offering and sale of the Notes.

                  (r) To comply with the requirements of the Connecticut Uniform Fraudulent Transfer Act.

                  (s) To comply with the agreements in this Agreement, the Indenture, the Registration Rights Agreement and the other Operative Documents to which it is a party.

         5.       Representations and Warranties.

                  (a) The Company and the Guarantors, jointly and severally, represent and warrant to the Initial Purchasers that:

                           (i) The Preliminary Offering Memorandum and the Offering Memorandum have been prepared in connection with the Exempt Resales. The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                           (ii) Each of the Company and its subsidiaries (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (B) has all corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties and (C) is duly qualified and in good standing as a foreign corporation, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except,


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         for the purposes of this clause (C), where the foregoing could not reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect (as defined herein).

                           (iii) All of the outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights. On March 31, 1998, after giving pro forma effect to the issuance and sale of the Series A Notes pursuant hereto and the other transactions (the "Transactions") constituting the Recapitalization (as defined in the Offering Memorandum), the Company would have had an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization."

                           (iv) All of the outstanding capital stock of each of the Company's subsidiaries is owned by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance except as set forth in the Offering Memorandum; and all such securities have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

                           (v) Except as set forth in the Offering Memorandum, there are not currently any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of the Company's subsidiaries.

                           (vi) When the Series A Notes and the Guarantees are issued and delivered pursuant to this Agreement, neither the Series A Notes nor the Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company or any Guarantor that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                           (vii) Each of the Company and the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, (a) in the case of the Company, the corporate power and authority to issue, sell and deliver the Notes and (b) in the case of the Guarantors, the corporate power and authority to issue and deliver the Guarantees as provided herein and therein.

                           (viii) This Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Guarantors and (assuming the due authorization, execution and delivery of this Agreement by the Initial Purchasers) is the legal, valid and binding agreement of each of the Company and the Guarantors, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and public policy.

                           (ix) The Indenture has been duly and validly authorized by the Company and each Guarantor and, when duly executed and delivered by the Company and each Guarantor, will (assuming the due authorization, execution and delivery of the Indenture by the Trustee) be the legal, valid and binding obligation of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and public policy. The Offering Memorandum contains an accurate summary of the terms of the Indenture.

                           (x) The Registration Rights Agreement has been duly and validly authorized by the Company and each Guarantor and, when duly executed and delivered by the Company and each Guarantor, will (assuming the due authorization, execution and delivery of the Registration Rights Agreement by the Initial Purchasers) be the legal, valid and binding obligation of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains an accurate summary of the terms of the Registration Rights Agreement.

                           (xi) The Senior Credit Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will (assuming the due authorization, execution and delivery of the Senior Credit Agreement by the other partes thereto) be the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains an accurate summary of the terms of the Senior Credit Agreement.

                           (xii) The Merger Agreement has been duly and validly authorized by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                           (xiii) The Series A Notes have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will (assuming the due authorization, execution and delivery of the Indenture by the Trustee) be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains an accurate summary of the terms of the Series A Notes.

                           (xiv) The Series B Notes have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will (assuming the due authorization, execution and delivery of the Indenture by the Trustee) be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains an accurate summary of the terms of the Series B Notes.

                           (xv) The Guarantees of the Series A Notes have been duly and validly authorized by each of the Guarantors and, when executed and delivered in accordance with the terms of the Indenture and when the Series A Notes have been issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will (assuming the due authorization, execution and delivery of the Indenture by the Trustee) be the legal, valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains an accurate summary of the terms of the Guarantees of the Series A Notes.

                           (xvi) None of the Company or any of its subsidiaries is, nor, after giving effect to the Offering and the other Transactions, will it be, (A) in violation of its charter or bylaws,
         (B) in default in the performance of any material bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to it or any of its subsidiaries or any of its or their assets or properties (whether owned or leased) except, for the purposes of this clause (C), for any such violation that could not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company and the Guarantors, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any document or instrument described in clauses (B) and (C) above except, with respect to clause (C) above, for any such violation that could not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                           (xvii) None of (A) the execution, delivery or performance by the Company or any of the Guarantors of this Agreement or any of the other Operative Documents to which it is a party, (B) the consummation of the Transactions, (C) the issuance and sale of the Notes or the Guarantees and (D) consummation by the Company and the Guarantors of the transactions described in the Offering Memorandum under the caption "Use of Proceeds," violates, conflicts with or constitutes a breach of any of the terms or provisions of, or, after giving effect to the Transactions, will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to, (1) the charter or bylaws of the Company or any of its subsidiaries, (2) any material bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound, (3) any statute, rule or regulation applicable to the Company, its subsidiaries or any of their assets or properties except, for the purposes of this clause (3), for any such violation, conflict or default that could not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect or (4) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, its subsidiaries or any of their assets or properties. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency or (B) any other person is required for (1) the execution, delivery and performance by the Company or any Guarantor of this Agreement or any of the other Operative Documents to which the Company or such Guarantor is a party, (2) the Transactions or (3) the issuance and sale of the Notes and the transactions contemplated hereby and thereby, except such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and state securities or Blue Sky laws and regulations or such as may be required by the NASD.

                           (xviii) There is (A) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company and the Guarantors, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets, or property of the Company or any of its subsidiaries is or may be subject, that, in the case of clauses (A), (B) and (C) above, (1) is required to be disclosed in the Preliminary Offering Memorandum and the Offering

         Memorandum and that is not so disclosed, or (2) could reasonably be expected to (x) result, individually or in the aggregate, in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole, (y) interfere with or adversely affect the issuance or marketability of the Notes pursuant hereto or
         (z) in any manner draw into question the validity of this Agreement or any other Operative Document or the transactions described in the Offering Memorandum under the captions "The Recapitalization" or "Use of Proceeds" (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect").

                           (xix) No formal action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes or the Guarantees or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or the Guarantees or prevents or suspends the sale of the Notes in any jurisdiction referred to in Section 4(e) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

                           (xx) The Company and the Guarantors have delivered to the Initial Purchasers true and correct copies of all documents and agreements related to the Transactions, including all amendments, alterations, modifications or waivers thereto and all exhibits or schedules thereto.

                           (xxi) Neither the Company nor any of its subsidiaries is a party to any union or collective bargaining agreement and there is
         (A) no significant strike, labor dispute, slowdown or stoppage pending against either of the Company or any of its subsidiaries nor, to the best knowledge of the Company and the Guarantors, threatened against the Company or any of its subsidiaries and (B) to the best knowledge of the Company and the Guarantors, no union representation question existing with respect to the employees of the Company or any of its subsidiaries. To the best knowledge of the Company and the Guarantors, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries. Except as disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries has violated (1) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (2) any applicable wage or hour laws or (3) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder except where the foregoing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                           (xxii) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") which violation could reasonably be expected to have a Material Adverse Effect.

                           (xxiii) There is no alleged liability, or to the best knowledge of the Company and the Guarantors, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or any of its subsidiaries arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous Material (as defined below) at any location, whether or not owned by the Company or such subsidiary, as the case may be, or (B) any violation or alleged violation of any Environmental Law, which alleged or potential liability is required to be disclosed in the Offering Memorandum, other than as disclosed therein, or could reasonably be expected to have a Material Adverse Effect. The term "Hazardous Material" means (1) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (2) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (3) any petroleum or petroleum product, (4) any polychlorinated biphenyl and (5) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

                           (xxiv) Each of the Company and its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate their respective properties and to conduct their businesses; the Company and each of its subsidiaries have fulfilled and performed all of its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or could result in any other material impairment of the rights of the holder of any such permit; and, such permits contain no restrictions that are or will be materially burdensome to the Company or such subsidiary, as the case may be except in the case of each of the foregoing clauses as described in the Offering Memorandum or except where the failure to have such permits, licenses, franchise and authorizations or the failure to fulfill or perform such obligations or the occurrence of such events, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect,.

                           (xxv) Each of the Company and its subsidiaries has
         (A) good and marketable title to all of the material properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions (except for (1) liens, charges, encumbrances and restrictions related to the Senior Credit Facility, (2) liens for taxes not delinquent or the validity of which is being contested in good faith by appropriate proceedings and as to which adequate reserves have been established on the balance sheet of the Company in accordance with GAAP consistently applied throughout the periods indicated therein and (3) statutory landlord's, mechanics, carrier's, workmen's, repairmen's or other similar liens arising or incurred in the ordinary course of business and which are for amounts that are not yet overdue), (B) peaceful and undisturbed possession under all material leases to which any of them is a party as lessee and each of which lease is valid and binding and no default exists thereunder, (C) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each, an "Authorization") necessary to engage in the business conducted by any of them in the manner described in the Offering Memorandum and (D) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization except, for the purposes of the preceding clauses (C) and (D), where the foregoing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All such Authorizations are, and after giving effect to the Transactions will be, valid and in full force and effect and the Company and each of its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default by the Company or such subsidiary, as the case may be, has occurred and is continuing thereunder and, to the best knowledge of the Company and the Guarantors, no material defaults by the landlord are existing under any such lease, except in each case as could not reasonably be expected to have a Material Adverse Effect.

                           (xxvi) The properties of the Company and its subsidiaries are in good repair (reasonable wear and tear excepted), are insured and are suitable for their uses except where the foregoing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                           (xxvii) Each of the Company and its subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property") employed by it in connection with the businesses now operated by it or that are proposed to be operated by it free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person, and, except as disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing except where the foregoing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company or its subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to have a Material Adverse Effect.

                           (xxviii) All tax returns required to be filed by the Company or its subsidiaries in all jurisdictions have been so filed, and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest except where the failure to file or pay, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company and the Guarantors, there are no proposed additional tax assessments against the Company or its subsidiaries, or the assets or property of the Company or its subsidiaries except where the foregoing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                           (xxix) Neither the Company nor any of its subsidiaries is or, after giving effect to the Transactions, will be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                           (xxx) Except as set forth in the Offering Memorandum, there are no holders of securities of either of the Company or the Guarantors who, by reason of the execution by the Company and the Guarantors of this Agreement or any other Operative Document or the consummation by the Company and the Guarantors of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or its subsidiaries register under the Act securities held by them.

                           (xxxi) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

                           (xxxii) Each of the Company and its subsidiaries maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate to protect the Company, its subsidiaries and their respective businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

                           (xxxiii) Neither the Company nor any of its subsidiaries has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Notes or (B) since the date of the Preliminary Offering Memorandum
         (1) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries.

                           (xxxiv) No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming
         (A) that the purchasers who buy the Series A Notes in the Exempt Resales are QIBs and (B) the accuracy of the Initial Purchasers' representations regarding the absence of general solicitation in connection with the sale of Series A Notes to the Initial Purchasers and the Exempt Resales contained herein. No form of general solicitation or general advertising was used by the Company, the Guarantors or any of their respective representatives (other than the Initial Purchasers, as to which the Company and the Guarantors make no representation or warranty) in connection with the offer and sale of any of the Notes in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes have been issued and sold by the Company or any of its subsidiaries within the six-month period immediately prior to the date hereof.

                           (xxxv) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Series A Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986. The representation made by the Company and the Guarantors in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the caption "Notice to Investors."

                           (xxxvi) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and as of the Closing Date, and each amendment or supplement thereto, as of its date, and as of the Closing Date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

                           (xxxvii) Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, except as set forth in the Offering Memorandum, (A) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are or, after giving effect to the Transactions, will be material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, nor entered into any transaction not in the ordinary course of business, (B) there has not been, singly or in the aggregate, any change or development which could reasonably be expected to result in a Material Adverse Effect and (C) there has been no dividend or distribution of any kind declared, paid or made by either of the Company on any class of their capital stock.

                           (xxxviii) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Notes and the issuance of the Guarantees, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

                           (xxxix) The accountants who have certified or will certify the financial statements included or to be included as part of the Offering Memorandum are independent accountants within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and the interpretations and rulings thereunder. The historical consolidated financial statements, together with the related schedules and notes thereto of the Company and its subsidiaries, comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act and present fairly in all material respects the consolidated financial position and results of operations of the Company and its subsidiaries at the dates and for the periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The pro forma financial statements included in the Offering Memorandum have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement and the other Operative Documents; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The other financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are accurately presented in all material respects and prepared on a basis consistent with the financial statements, historical and pro forma, included in the Offering Memorandum and the books and records of the Company and its subsidiaries.

                           (xl) Neither the Company nor any of its subsidiaries intends to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. The present fair saleable value of the assets of the Company and its subsidiaries, taken as a whole, exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. The assets of the Company and its subsidiaries, taken as a whole, do not constitute unreasonably small capital to carry out the business of the Company and its subsidiaries, taken as a whole, as conducted or as proposed to be conducted. Upon the issuance of the Notes and the Guarantees and the consummation of the other Transactions, the present fair saleable value of the assets of the Company and its subsidiaries, taken as a whole, will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company and its subsidiaries, taken as a whole, as they become absolute and matured. Upon the issuance of the Notes and the Guarantees and the consummation of the other Transactions, the assets of the Company and its subsidiaries, taken as a whole, will not constitute unreasonably small capital to carry out their businesses as now conducted, including the capital needs of the Company and its subsidiaries, taking into account projected capital requirements and capital availability.

                           (xli) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any other person that would give rise to a valid claim against the Company or any of its subsidiaries or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes or in connection with the issuance of the Guarantees.

                           (xlii) There exist no conditions that would constitute a default (or an event which with notice or the lapse of time, or both, would constitute a default) under any of the Operative Documents.

                           (xliii) Each of the Company and its subsidiaries has complied with all of the provisions of Florida H.B. 1771, codified as
         Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

                           (xliv) Each certificate signed by any officer of the Company or any Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor, as the case may be, to the Initial Purchasers as to the matters covered thereby.

                  The Company and the Guarantors acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel for the Company and the Guarantors and counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

                  (b) The Initial Purchasers represent, warrant and covenant to the Company and the Guarantors and agree that:

                           (i) Each Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

                           (ii) The Initial Purchasers (A) are not acquiring the Series A Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A.

                           (iii) No form of general solicitation or general advertising has been or will be used by the Initial Purchasers or any of its representatives (within the meaning of Rule 501(c) of Regulation D of the Securities Act) in connection with the offer and sale of any of the Series A Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                           (iv) In connection with the Exempt Resales, they will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, the Eligible Purchasers. Each Initial Purchaser further agrees (A) that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from, QIBs who in purchasing such Series A Notes will be deemed to have represented and agreed that they are purchasing the Series A Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and (B) that such Series A Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (x)(I) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144, (III) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Act or (IV) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Company so requests), (y) to the Company, (z) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (B) above.

                  Each Initial Purchaser understands that the Company and the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel for the Company and the Guarantors and counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         6.       Indemnification.

                  (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) the Initial Purchasers, (ii) each person, if any, who controls each of the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein, provided, further that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of the Initial Purchasers or other persons indemnified hereby to the extent that the sale to the person asserting any such loss, liability, claim, damage or expense was an initial resale by an Initial Purchaser and any such loss, liability, claim, damage or expense of or with respect to such Initial Purchaser or other person indemnified hereby results from the fact that both (A) a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of the Notes to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum. This indemnity agreement will be in addition to any liability which the Company and the Guarantors may otherwise have, including under this Agreement.

                  (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and each of the Guarantors and each person, if any, who controls the Company or any Guarantor within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser expressly for use therein; provided, however, that in no case shall an Initial Purchaser be liable or responsible for any amount in excess of the total proceeds received by the Company under the Offering, as set forth on the cover page of the Offering Memorandum. This indemnity will be in addition to any liability which the Initial Purchasers may otherwise have, including under this Agreement.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 or otherwise except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above shall only be liable for the reasonable legal expenses of one counsel for all indemnified parties (in addition to any local counsel in each jurisdiction in which any claim or action is brought). Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent, provided, that such consent was not unreasonably withheld.

         7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable from the Company and the Guarantors or is insufficient to hold harmless a party indemnified thereunder, the Company and the Guarantors, on the one hand, and the Initial Purchasers (severally, and not jointly), on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other reasonable expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Guarantors, any contribution received by the Company and the Guarantors from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company and the Guarantors within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company, the Guarantors and the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on one hand, and the Initial Purchasers, on the other hand, from the offering of the Series A Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Guarantors, on one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (a) the total proceeds from the offering of Series A Notes (net of discounts but before deducting expenses) received by the Company and (b) the discounts and commissions received by the Initial Purchasers, respectively, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Guarantors, on one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Series A Notes purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, (A) each person, if any, who controls the Initial Purchasers within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling person shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company and the Guarantors, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent, provided, that such written consent was not unreasonably withheld.

         8. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Series A Notes, as provided herein, shall be subject to the satisfaction of the following conditions:

                  (a) All of the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. Each of the Company and the Guarantors shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

                  (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 12:00 noon, New York City time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Series A Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Series A Notes or consummation of the other Transactions; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company and the Guarantors, threatened against, the Company or the Guarantors before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect.

                  (d) Since the dates as of which information is given in the Offering Memorandum, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any Guarantor from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company on any class of its or capital stock and (iii) neither the Company nor any Guarantor shall have incurred any liabilities or obligations, direct or contingent, that are or, after giving effect to the Transactions, will be material, individually or in the aggregate, to the Company or any Guarantor, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any material adverse change in the business, prospects, financial condition or results of operation of the Company and the Guarantors, taken as a whole.

                  (e) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed on behalf of the Company, in form and substance reasonably satisfactory to the Initial Purchasers, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8 and that, as of the Closing Date, the obligations of the Company and the Guarantors to be performed hereunder on or prior thereto have been duly performed.

                  (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Weil, Gotshal & Manges LLP, counsel for the Company and the Guarantors, substantially to the effect set forth in Exhibit B hereto.

                  (g) At the time this Agreement is executed and at the Closing Date, the Initial Purchasers shall have received from Coopers & Lybrand L.L.P., independent public accountants, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Initial Purchasers and in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers with respect to the financial statements and certain financial information of the Company and its subsidiaries contained in the Offering Memorandum.

                  (h) The Initial Purchasers shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Vinson & Elkins L.L.P., counsel for the Initial Purchasers, covering such matters as are customarily covered in such opinions.

                  (i) The Initial Purchasers shall have received a certificate of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, as to the solvency of the Company following consummation of the Transactions.

                  (j) Prior to the Closing Date, the Company and the Guarantors shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

                  (k) The Company, the Guarantors and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                  (l) The Company shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                  (m) The Transactions shall be consummated prior to, or simultaneously with, the Closing of the Offering on substantially the terms described in the Offering Memorandum and the Initial Purchasers shall have received counterparts, conformed as executed, of the Merger Agreement, the Senior Credit Agreement and such other documentation as they deem necessary to evidence the consummation thereof.

                  (n) The Notes shall have been included in PORTAL and the DTC shall have approved the Series A Notes for "book-entry" transfer

                  All opinions, certificates, letters and other documents required by this Section 8 to be delivered by the Company and the Guarantors will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers. The Company and the Guarantors will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

         9. Initial Purchasers' Information. The Company and the Guarantors acknowledge that the statements with respect to the offering of the Series A Notes set forth in the last paragraph of the cover page and the third and fourth paragraphs under the caption "Plan of Distribution" in the Offering Memorandum constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Offering Memorandum.

         10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Initial Purchasers, the Company and the Guarantors contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers, any controlling person thereof, or by or on behalf of the Company, the Guarantors or any controlling person thereof, and shall survive delivery of and payment for the Series A Notes to and by the Initial Purchasers. The representations contained in Section 5 and the agreements contained in Sections 4(f), 6, 7 and 11(d) shall survive the termination of this Agreement, including any termination pursuant to Section 11.

         11.      Effective Date of Agreement; Termination.

                  (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

                  (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to the Company or any of the Guarantors if, on or prior to such date, (i) in the reasonable judgment of the Initial Purchasers, any material adverse change shall have occurred since the respective dates as of which information is given in the Offering Memorandum in the condition (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of the Company, the Guarantors and their respective subsidiaries, taken as a whole, other than as set forth in the Offering Memorandum, or (ii)
(A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Company's securities or for securities in general, (B) trading in securities generally on the New York Stock Exchange or American Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange, or by such exchange or other regulatory body or governmental authority having jurisdiction, (C) a banking moratorium shall have been declared by federal or New York state authorities, (D) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum or (E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' judgment, makes it inadvisable or impracticable to proceed with the delivery of the Series A Notes as contemplated hereby.

                  (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter.

         12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchasers shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department, telecopy number: (212) 272-3092, with a copy to Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201, Attention: Jeffrey A. Chapman, Esq., telecopy number (214) 999-7797; and if sent to the Company or the Guarantors, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to Home Interiors & Gifts, Inc., at 200 Crescent Court, Suite 1600, Dallas, Texas,
Attention: Lawrence D. Stuart, Jr., telecopy number: (214) 740-7355, and at 4550 Spring Valley Road, Dallas, Texas 75244-3705, Attention: Camille R. Comeau, telecopy number: (972) 386-1106, with a copy to Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas 75201, Attention: Jeffrey B. Hitt, telecopy number (214) 746-7777; provided, however, that any notice pursuant to
Section 7 shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing.

         13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Company, the Guarantors and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

         14. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

         15. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

         16. Counterparts. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

                            [signature pages follow]